UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2023

Mars Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41619	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas, Suite 5100 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 622-1218

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.000125, and one right entitling the holder to receive 2/10 of an ordinary share	MARXU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.000125 par value	MARX	The Nasdaq Stock Market LLC
Rights to receive two-tenths (2/10) of one ordinary share	MARXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2023, Mars Acquisition Corp. (“Mars”), a Cayman Island exempted company, entered into a Business Combination Agreement (the “Business Combination Agreement”) with ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of Mars (“Pubco”), Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Mars (“Purchaser Merger Sub”), Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (the “Company” or “ScanTech”), and Dolan Falconer in the capacity as the representative from and after the Effective Time for the Company Holder Participants as of immediately prior to the Effective (the “Seller Representative”). The transactions contemplated by the Business Combination Agreement are hereinafter referred to collectively as the “Business Combination.”

This section describes the material provisions of the Business Combination Agreement and certain related documents, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is filed herewith as Exhibit 2.1. Unless otherwise defined herein, capitalized terms used below have the meanings given to them in the Business Combination Agreement.

The Business Combination

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, on the date of the closing of the Business Combination (the “Closing”), among other things, (i) Purchaser Merger Sub will merge with and into Mars, with Mars continuing as the surviving entity (the “Purchaser Merger”), and, in connection therewith, each Purchaser Ordinary Share issued and outstanding immediately prior to the Effective Time will be cancelled in exchange for the right of the holder thereof to receive, with respect to each Purchaser Ordinary Share that is not redeemed or converted in the Closing Redemption, one share of common stock of Pubco (“Pubco Common Stock”); (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and, in connection therewith, (A) the Company Common LLC Units issued and outstanding immediately prior to the Effective Time will be cancelled in exchange for the right of the holders thereof to receive shares of Pubco Common Stock as set forth therein and (B) any Company Convertible Securities will be terminated; and (iii) as a result of the Mergers, Mars and the Company each will become wholly owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law.

Merger Consideration

The aggregate consideration to be paid to ScanTech shall be a number of shares of Pubco Common Stock with an aggregate value equal to One Hundred Ten Million U.S. Dollars ($110,000,000) minus the Closing Net Debt as set forth in the Business Combination Agreement. Additionally, after the Closing, subject to the terms and conditions set forth in the Business Combination Agreement, the Company Holder Participants will have the contingent right to receive up to a number of shares of Pubco Common Stock equal to ten percent of the fully diluted shares of Pubco Common Stock outstanding immediately following the Closing (subject to adjustment based on stock splits and similar events) based on Pubco’s achievement of certain milestones, including commercial milestones and revenue and EBITDA milestones, as more particularly set forth in the Business Combination Agreement.

Upon the Closing, holders of each Mars unit will own one Mars ordinary share and one right to receive two-tenths (2/10) of one Mars ordinary share. No fractional shares will be issued upon exchange of the rights, so holders must hold rights in multiples of five (5) in order to receive shares for all of the rights upon the Closing. Each Mars ordinary share that is issued and outstanding and has not been redeemed in connection with the Business Combination will be converted into the right to receive one share of Pubco Common Stock.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things, (i) approval by Mars’ shareholders of the Business Combination Agreement, (ii) approval by ScanTech’s members of the Business Combination Agreement, (iii) the receipt, expiration or termination of applicable government approvals and consents, (iv) the absence of any legal restraints or injunctions enjoining or prohibiting the consummation of the Business Combination, (v) election or appointment of members of the board in accordance with the Business Combination Agreement, (vi) the effectiveness of a registration statement on Form S-4 (the “Registration Statement”) to be filed by Pubco relating to the Business Combination, which will contain a proxy statement of Mars in connection with its solicitation of proxies for the vote by Mars’ shareholders in connection with the Business Combination and other matters as described in the Registration Statement, (vii) the approval for listing on Nasdaq of the Pubco Common Stock to be issued in the Business Combination, (viii) completion of a recapitalization by ScanTech prior to the Closing, (iv) the accuracy of each party’s representations and warranties, except generally as would not have a Material Adverse Effect and, in the case of certain fundamental representations, in all material respects, (x) compliance by each party with pre-closing covenants in all material respects, and (xi) completion and delivery of certain amendments, ancillary documents, and closing deliverables.

Covenants, Representations and Warranties

The parties to the Business Combination Agreement have made covenants that are customary for transactions of this nature, including, among others, obligations on (i) the parties to conduct, as applicable, their respective businesses in the ordinary course and consistent with past practice through the Closing, (ii) the parties to not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) ScanTech to prepare and deliver to Mars certain audited financial statements of ScanTech, and (iv) Pubco, ScanTech and Mars to jointly prepare the Registration Statement, and Pubco to file the Registration Statement, and Mars to take certain other actions for Mars to obtain the requisite approval of Mars’ shareholders of certain proposals regarding the Business Combination.

The parties to the Business Combination Agreement have made representations and warranties that are customary for transactions of this nature. These representations and warranties, in certain cases, are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, customer relationships, operations, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder, in each case subject to certain customary exceptions set forth in the Business Combination Agreement. The representations and warranties of the respective parties to the Business Combination Agreement generally will not survive the Closing, and there are no indemnification rights for another party’s breach thereof.

Termination

The Business Combination Agreement may be terminated by either ScanTech or Mars under certain circumstances, including, among others, (i) by written consent of both Mars and ScanTech, (ii) by either ScanTech or Mars by written notice if any of closing conditions have not been satisfied or waived by January 31, 2024, (iii) by either ScanTech or Mars if the Business Combination is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable governmental order, (iv) by either ScanTech or Mars if the other party has materially breached their respective representations or covenants under the Business Combination Agreement and has not timely cured such breach, (v) by either ScanTech or Mars if there is a Material Adverse Effect on the other party and the Material Adverse Effect has not been timely cured, (vi) by either ScanTech or Mars if Mars has held a shareholders’ meeting to approve the Business Combination and approval of the Business Combination has not been obtained by the requisite vote of the shareholders of Mars, and (vii) by either ScanTech or Mars if the Company Holders do not approve the Business Combination.

Following the termination of the Business Combination Agreement, there shall be no liability on the part of any party except for certain specified provisions that survive the termination.

Timeframes for Filing and Closing

Pubco expects to file the Registration Statement as promptly as possible following receipt by Mars of ScanTech’s requisite PCAOB-audited or reviewed financial statements. The Closing is expected to occur in the first quarter of 2024, subject to the fulfillment of the closing conditions set forth in the Business Combination Agreement.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Mars, ScanTech, Pubco or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement (other than as expressly provided for in the Business Combination Agreement), may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants or agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Mars’ or Pubco’s public disclosures.

Lock-Up Agreements

Concurrently with the execution of the Business Combination Agreement, certain directors, officers and security holders of ScanTech entered into lock-up agreements (the “Lock-Up Agreements”) with Pubco and Mars respect to Pubco Common Stock to be held by such persons immediately following the Closing (the “Lock-Up Shares”), pursuant to which, each such person agreed not transfer any Lock-Up Shares for a period of six (6) months after the Closing (subject to early release if Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party), on the terms and subject to the conditions set forth in the Lock-Up Agreement. The Lock-Up Agreement will become effective only at the Closing. Notwithstanding the foregoing, the lock-up restrictions will be released in the event that the closing price of the Pubco Common Stock on Nasdaq (or other principal stock exchange or quotation service on which such shares then trade) following the Closing equals or exceeds $12.00 per share for any 20 out of 30 consecutive trading days.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Lock-Up Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Sponsor Voting and Support Agreement

Concurrently with the execution of the Business Combination Agreement, Mars entered into a Voting and Sponsor Support Agreement (the “Support Agreement”) with ScanTech, Mars Capital Holding Corporation, a British Virgin Islands business company with limited liability (the “Sponsor”), and the holders of the Mars’ securities set forth on the signature pages thereto, each of whom is a member of the Mars’ board of directors and/or management team (the “Other Holders” and, collectively with the Sponsor, the “Insiders”),  pursuant to which, among other things, the Insiders agreed to vote any of the Mars ordinary shares held by them in favor of the Business Combination.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Insider Letter Amendment

Following the execution of the Business Combination Agreement and prior to the Closing, Mars, Pubco, the Sponsor and certain other parties will enter into an amendment to insider letter (“Amendment”) to that certain Letter Agreement, dated as of February 13, 2023, by and among the Company and certain other parties (the “Insider Letter”) in connection with Mars’ initial public offering, pursuant to which, among other things, the Insider Letter will be amended to (i) add Pubco as a party to the Insider Letter and (ii) reflect the transactions contemplated by the Business Combination Agreement, including the issuance of shares of Pubco Common Stock in exchange for the ordinary shares of Mars.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Prepaid Forward Purchase Agreement

On September 4, 2023, Mars entered into a Prepaid Forward Purchase Agreement (“FPA”) with ScanTech, Pubco and RiverNorth SPAC Arbitrage Fund, L.P. (“RiverNorth”), pursuant to which RiverNorth agreed, among other things, to purchase Mars ordinary shares in the open market for no greater than the Redemption Price indicated by Mars’ most recent periodic report (the “Prepaid Forward Purchase Price”). The shares to be purchased by RiverNorth (the “Purchased Shares”) will not be redeemed in connection with the extraordinary general meeting at which Mars’ shareholders will be asked to vote on the proposed Business Combination and will convert into shares of Pubco upon consummation of the Business Combination. Upon the Business Combination closing, the Purchased Shares will be allocated on a 14 to 1 basis (“Share Ratio”) between “Prepaid Forward Purchase Shares” and “Commitment Shares.” No later than the date any assets from Mars’ trust account are disbursed in connection with the Business Combination, Mars, ScanTech and Pubco will cause RiverNorth to be paid directly, out of the funds so disbursed, a cash amount (the “Prepayment Amount”) equal to the number of Purchase Shares multiplied by the Redemption Price. The parties agreed to use commercially reasonable effort to set up an escrow account to hold the Forward Purchase Shares.

Until the earlier of (i) five (5) days after the date that (i) Pubco, Mars or ScanTech breaches the FPA if such breach is not cured and (ii) the date that is eighteen (18) months after the Business Combination Closing (the “Maturity Date”), RiverNorth will have the ability to sell the Prepaid Forward Purchased Shares, subject to the following conditions: On a daily basis, all sales must either (i) equal or exceed the “Reference Price”, where the Reference Price will initially equal the Redemption Price, and (ii) at Pubco’s option, may be reduced (but never increased) at any time to the VWAP for the preceding 10 trading days but in no event less than $10.00 per share (the “Floor”) unless in Pubco’s sole discretion, the Floor is lowered. Prior to the Maturity Date, RiverNorth may sell Commitment Shares for its own account in proportion to the sale of Prepaid Forward Purchase Shares based on the Share Ratio. Following sales of the Prepaid Forward Purchase Shares, if any, by RiverNorth, RiverNorth will remit the Reference Price per share to Pubco, subject to adjustments. On the Maturity Date, any Prepaid Forward Purchase Shares not sold by RiverNorth will be returned to Pubco and any remaining amounts in respect of the Prepaid Forward Purchase Shares will be retained by RiverNorth, less any amounts still owed to Pubco from sales effected prior to the Maturity Date. Should all Prepaid Forward Purchase Shares be sold pursuant to the terms of the FPA, the Maturity Date will be accelerated to the date one day after the full settlement of such sales. RiverNorth will be entitled to retain all Commitment Shares not sold prior to the Maturity Date.

The foregoing description of the FPA does not purport to be complete and is qualified in its entirety by the terms and conditions of the FPA, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Filed herewith as Exhibit 99.1 hereto and incorporated by reference herein is the investor presentation, dated September 2023 (the “Investor Presentation”), that will be used by the Company and Mars with respect to the transactions contemplated by the Business Combination Agreement.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Mars or Pubco under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. For the avoidance of doubt, Mars intends for this Form 8-K, including Exhibit 99.1, to satisfy the requirements of Rule 165(a) and Rule 425(a) under the Securities Act. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Important Additional Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Pubco intends to file a registration statement on Form S-4 with the SEC, which will include a preliminary prospectus with respect to its securities to be issued in connection with the Business Combination and a preliminary proxy statement with respect to the extraordinary general meeting at which Mars’ shareholders will be asked to vote on the proposed Business Combination. Each of Mars, Pubco and ScanTech urge investors, shareholders or members, and other interested persons to read, when available, the Form S-4, including the proxy statement/prospectus, any amendments thereto, and any other documents filed with the SEC, before making any voting or investment decision because these documents will contain important information about the proposed Business Combination. After the Form S-4 has been filed and declared effective, Mars will mail the definitive proxy statement/prospectus to shareholders of Mars as of a record date to be established for voting on the Business Combination. Mars’ shareholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Mars Acquisition Corp., Americas Tower, 1177 Avenue of The Americas, Suite 5100, New York, New York, 10036. These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, THE ISRAELI SECURITIES AUTHORITY, OR ANY OTHER REGULATORY AUTHORITY, NOR HAS ANY SECURITIES AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTIONS PURSUANT TO WHICH ANY SECURITIES ARE TO BE OFFERED OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in Solicitation

Mars and ScanTech and their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Mars’ shareholders with respect to the proposed transaction. Information about the directors and executive officers of Mars is set forth in its final prospectus, dated as of February 13, 2023, and filed with the SEC on February 14, 2023, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Mars Acquisition Corp., Americas Tower, 1177 Avenue of The Americas, Suite 5100, New York, New York 10036. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Mars shareholders in connection with the proposed transaction will be set forth in Mars’ and Pubco’s filings with the SEC, including the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the Business Combination when they become available.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mars, ScanTech or Pubco, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on beliefs and assumptions and on information currently available to Mars and ScanTech. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," "target," "seek" or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words.

Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including, without limitation, projections of market opportunity and market share; ScanTech’s or Pubco’s business plans, including any plans to expand; the sources and uses of cash from the proposed transaction; the anticipated enterprise value of the combined company following the consummation of the proposed transaction; any benefits of ScanTech’s partnerships, strategies or plans; anticipated benefits of the proposed transaction; and expectations related to the terms and timing of the proposed transaction are also forward-looking statements. In addition, in order to be able to execute on its business plan, ScanTech will be required to repay a significant amount of its current liabilities. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.

These statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. Neither Mars nor ScanTech can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others: (i) the inability of the parties to complete the business combination due to, among other things, (a) the failure to obtain required approvals from Mars’ shareholders, ScanTech’s members, or any third parties whose approval is required; (b) the failure to timely obtain consent or approvals to the business combination from any governmental agencies or entities whose consent or approval is required (including, without limitation, the Transportation Security Administration (“TSA”), and any required consents or clearances by The Committee on Foreign Investment in the United States (“CFIUS”); (c) ScanTech’s inability to complete its pre-closing recapitalization (including the conversion of approximately $70 million of existing indebtedness into equity of ScanTech of which approximately $60 million is held by insiders, and other third parties, who have indicated their intention to participate in the conversion); or (d) the inability or failure of Mars or ScanTech to satisfy any of the other closing conditions in the Business Combination Agreement; (ii) the occurrence of any event that could give rise to the termination of the Business Combination Agreement; (iii) the inability of the parties to recognize the anticipated benefits of the Business Combination; (iv) the amount of redemption requests made by Mars’ public shareholders and the risk that all or substantially all of Mars’ shareholders will elect to redeem their shares in connection with the transaction; (v) costs and expenses related to the transaction, including the risk that the costs and expenses will exceed current estimates; (vi) the inability of Pubco to continue as a going concern; (vii) the risk that the transaction disrupts current plans and operations of ScanTech as a result of the announcement and consummation of the transaction; (viii) potential claims against ScanTech from vendors and other third parties as a result of prior agreements or other obligations of ScanTech or its affiliates; (ix) the inability of Mars prior to the transaction, and the Pubco following completion of the transaction, to satisfy and maintain (in the case of the Mars) and to obtain and maintain (in the case of Pubco) the listing of their respective shares on Nasdaq; (x) the outcome of any existing or potential litigation, government or regulatory proceedings; (xi) the inability of the parties to obtain a transaction financing; (xii) the possibility that Mars, ScanTech, or Pubco may be adversely affected by other economic, business and/or competitive factors; (xiii) the inability of ScanTech to manufacture, or arrange the manufacturing, of products that may be ordered by customers; (xiv) the inability of ScanTech to retain and increase sales to existing customers, attract new customers and satisfy customers’ requirements; (xv) competition from larger companies that have greater resources, technology, relationships and/or expertise; (xvi) the future financial performance of the combined company following the transaction and its ability to achieve profitability in the future; (xvii) the inability of ScanTech to satisfy past and future payroll and other obligations and liabilities; (xviii) ScanTech’s significant obligations to the Internal Revenue Service in connection with unpaid federal payroll taxes; (xix) the fact that ScanTech is technically insolvent and may not have sufficient funds to execute on its business plan or continue its operations, the inability of ScanTech or risk that the combined company will become solvent and continue operations following completion of the transaction; (xx) the inability of ScanTech and Pubco to complete successful testing of their products; (xxi) the inability of ScanTech’s products to be approved for placement on the qualified products list of the CheckPoint Property Screening System (CPSS) program of the TSA (and, if approved, to be granted funds from the CPSS program), and to obtain or maintain any required third-party certificates; (xxii) the risk that ScanTech’s patents will expire or not be renewed; (xxiii) the fact that ScanTech’s assets, including its intellectual property, are subject to security interests of creditors, and the loss of such assets, particularly intellectual property, would preclude ScanTech from conducting its business; and (xxiii) those other risks and uncertainties set forth in documents of Mars or Pubco filed, or to be filed, with the SEC.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. Neither Mars, ScanTech nor Pubco can assure you that the forward-looking statements in this Current Report on Form 8-K will prove to be accurate.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Mars, ScanTech, or Pubco or their respective directors, officers or employees or any other person that Mars, ScanTech or Pubco will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this Current Report on Form 8-K represent the views of Mars and ScanTech as of the date of this communication. Subsequent events and developments may cause those views to change. Neither Mars, ScanTech nor Pubco undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of September 5, 2023, by and among Mars, Pubco, Purchaser Merger Sub, Company Merger Sub, ScanTech, and Seller Representative.
10.1	Form of Lock-Up Agreement, dated as of September 5, 2023, by and among ScanTech and each security holder of ScanTech party thereto.
10.2	Voting Support Agreement, dated as of September 5, 2023, by and among Mars, the Sponsor and each security holder of Mars party thereto.
10.3	Form of Insider Letter Amendment, by and among Mars, Pubco, Sponsor and the other parties thereto.
10.4	Prepaid Forward Purchase Agreement, dated as of September 4, 2023, by and among Mars, Pubco, ScanTech, and RiverNorth.
99.1	Investor Presentation, dated September 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023	Mars Acquisition Corp.

	By:	/s/ Karl Brenza
	Name:	Karl Brenza
	Title:	Chief Executive Officer